UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2019

Banner Corporation

(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 S. First Avenue Walla Walla, Washington		99362
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (509) 527-3636

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	BANR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

This Current Report on Form 8-K is being filed in connection with the completion on November 1, 2019, of the transactions contemplated by the Agreement and Plan of Merger, dated as of July 24, 2019 (the “Merger Agreement”), by and between AltaPacific Bancorp, a California corporation (“AltaPacific”), and Banner Corporation, a Washington corporation (“Banner”), including the merger of AltaPacific with and into Banner (the “Merger”), with Banner as the surviving corporation in the Merger.

On November 1, 2019, pursuant to the terms of the Merger Agreement, AltaPacific merged with and into Banner, with Banner continuing as the surviving corporation in the Merger. Immediately after the Merger, AltaPacific’s wholly owned bank subsidiary, AltaPacific Bank, merged with and into Banner’s wholly owned bank subsidiary, Banner Bank (the “Bank Merger”), with Banner Bank as the surviving entity in the Bank Merger.

Under the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, without par value, of AltaPacific (“AltaPacific Common Stock”) outstanding immediately prior to the Effective Time, other than certain shares held by Banner, AltaPacific or holders of AltaPacific Common Stock who properly exercised dissenters’ rights when and in the manner required under Chapter 13 of the California Corporations Code, was converted into the right to receive 0.2712 shares (the “Exchange Ratio”) of common stock, par value $0.01 per share, of Banner (“Banner Common Stock”). No fractional shares of Banner Common Stock were issued in the Merger, and AltaPacific shareholders became entitled to receive cash in lieu of fractional shares.

At the Effective Time, each stock option granted by AltaPacific (an “AltaPacific Option”) that was outstanding as of immediately prior to the Effective Time became fully vested and was cancelled and converted into the right to receive a cash payment, without interest and less applicable withholding taxes, equal to the product of (i) the number of shares of AltaPacific Common Stock subject to the AltaPacific Option as of immediately prior to the Effective Time and (ii) the excess, if any, of (1) the product of (A) the Exchange Ratio and (B) the average closing price of Banner Common Stock for the five full consecutive trading days immediately preceding October 30, 2019 over (2) the exercise price per share of AltaPacific Common Stock subject to such AltaPacific Option as of the Effective Time.

On November 1, 2019, Banner issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	EXHIBIT	DESCRIPTION

	99.1	Press Release dated November 1, 2019

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BANNER CORPORATION

Date: November 1, 2019	By:	/s/ Peter J. Conner
Peter J. Conner
Executive Vice President, Treasurer and Chief Financial Officer

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